UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 9, 2016

BASSETT FURNITURE INDUSTRIES, INCORPORATED

(Exact name of registrant as specified in its charter)

VIRGINIA	0-209	54-0135270
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3525 FAIRYSTONE PARK HIGHWAY BASSETT, VIRGINIA	24055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 276/629-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Company’s 2016 annual meeting of shareholders was held on March 9, 2016. As of the record date for the meeting, the Company had 10,961,922 of common stock outstanding, each of which is entitled to one vote. According to the final voting results, all director nominees were elected.

The voting tabulation was as follows:

Nominee	Votes For	Votes Withheld	Votes Abstain	Broker Non-Vote
Peter W. Brown, M.D.	8,001,180	457,223	-	1,599,041
Kristina Cashman	8,130,567	327,836	-	1,599,041
Paul Fulton	8,112,092	346,311	-	1,599,041
Howard H. Haworth	7,987,023	471,380	-	1,599,041
George W. Henderson, III	8,135,552	322,851	-	1,599,041
J. Walter McDowell	8,134,488	323,915	-	1,599,041
Dale C. Pond	8,130,530	327,873	-	1,599,041
Robert H. Spilman, Jr.	8,124,071	334,332	-	1,599,041
William C. Wampler, Jr.	7,800,425	657,978	-	1,599,041
William C. Warden, Jr.	8,135,348	323,055	-	1,599,041

At the annual meeting, the shareholders also voted on three proposals:

1.	To approve the amendment and restatement of the Bassett Furniture Industries, Incorporated 2010 Stock Incentive Plan:

The final tabulation was as follows:

Proposal	Votes For	Votes Against	Votes Abstain	Broker Non-Vote

Amended Stock Incentive Plan	8,330,089	114,261	14,053	1,599,041

2.	Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm.

The final tabulation was as follows:

Proposal	Votes For	Votes Against	Votes Abstain	Broker Non-Vote

Ratification of Ernst & Young LLP	9,972,135	73,978	11,331	-

3.	To consider and act on an advisory vote regarding the approval of the compensation paid to certain executive officers.

The final tabulation was as follows:

Proposal	Votes For	Votes Against	Votes Abstain	Broker Non-Vote

Approval of officer compensation	8,380,573	47,275	30,555	1,559,041

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASSETT FURNITURE INDUSTRIES, INCORPORATED

Date: March 10, 2016	By:	/s/ J. Michael Daniel
J. Michael Daniel
	Title:	Senior Vice President - Chief Financial Officer